EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016
www.capitolbancorp.com

Analyst Contact:	Michael M. Moran
Chief of Capital Markets
877-884-5662
Media Contact:	Joal Redmond
Corporate Communications
602-977-3797

CAPITOL BANCORP REPORTS RECORD EARNINGS

LANSING, Mich., and PHOENIX, Ariz.: April 21, 2005: Today, Capitol Bancorp Limited (NYSE:CBC) reported record first quarter 2005 earnings, exceeding $8 million for the first time in the Corporation’s history. Earnings per share (EPS) of $0.55 and $0.52 on a basic and diluted basis, reflect more than 70 percent increases when compared to last year’s $0.32 and $0.30, respectively, and matched the record performance reported by Capitol Bancorp in the fourth quarter of 2004. Total assets exceeded $3.2 billion at March 31, 2005, representing a solid 16 percent increase on an annualized basis from the beginning of the year. Total portfolio loans approximated $2.8 billion, increasing nearly 18 percent when compared to the $2.3 billion reported at March 31, 2004. Total deposits surpassed $2.6 billion, reflecting a 15 percent increase on an annualized basis, demonstrating Capitol Bancorp’s ongoing development of core funding sources as its younger affiliate banks cultivate and build upon business relationships in their local communities.

Capitol Bancorp’s Chairman and CEO Joseph D. Reid cited geographic development and commensurate balance sheet growth as key drivers fueling the Corporation’s strong first quarter performance. “We are pleased with the results of this quarter,” said Reid. “We have maintained a steady margin in a volatile interest rate environment and believe the strong first quarter performance is a testament to the prudent and disciplined execution of our de novo development model.”

Reid added that total capital, exceeding $400 million at March 31, 2005, will further support Capitol Bancorp’s planned strategic expansion. During the first quarter, Capitol Bancorp opened its 33rd affiliate institution, Bank of Michigan, and subsequently announced it had acquired a majority interest in a community bank in Georgia, bringing its affiliate network to 34 community banks. Currently, Capitol Bancorp has applications pending for additional de novo community banks in California, Colorado, Michigan and Washington.

Record Quarterly Earnings Performance

Consolidated earnings reached another record level for Capitol Bancorp at more than $8 million, up 81.5 percent compared to the $4.4 million recorded in the first quarter of 2004. Net operating revenues also reached record levels, increasing approximately 17.5 percent to $40.4 million as compared to the $34.4 million reported in the same period in 2004, more than offsetting a 12 percent increase in operating expenses tied to Capitol Bancorp’s expanding national community bank development efforts. This positive operating leverage, even with a 6 percent expansion in the Corporation’s outstanding share count to nearly 15 million common shares, resulted in a dramatic increase in Capitol Bancorp’s quarterly EPS when compared to the first quarter of 2004. Last year’s opening quarter was materially impacted by strategic initiatives designed to strengthen the Corporation’s balance sheet and asset quality position, setting the stage for a more than 73 percent increase in the comparative period’s diluted EPS. On a linked quarter basis, Capitol Bancorp’s diluted EPS of $0.52 in the first quarter mirrored the record performance recorded in 2004’s closing quarter.

Balance Sheet

Capitol Bancorp’s equity-to-asset ratio exceeded 8 percent at March 31, 2005 as compared to 7.8 percent at March 31, 2004. The total capital-to-asset ratio remained strong at 12.5 percent, as total capital funds exceeded $400 million on the Corporation’s record-level $3.2 billion consolidated balance sheet.

Total nonperforming loans and nonperforming assets both declined on an aggregate basis from year-end 2004. The continued focus on asset quality management, when coupled with ongoing growth in Capitol Bancorp’s consolidated loan portfolio, resulted in a meaningful improvement in the Corporation’s key asset quality measures, as both the nonperforming loans-to-portfolio loans ratio and the nonperforming assets-to-total assets ratio dropped below the 1 percent threshold. The Corporation’s allowance coverage ratio of nonperforming loans approximated 155 percent at March 31, 2005, compared to 132 percent at the beginning of the year. The Corporation’s allowance for loan losses (as a percentage of total portfolio loans) at March 31, 2005 was 1.37 percent, reduced in concert with asset quality improvements and consistent with the relative level of 1.4 percent maintained during the course of 2004. Consolidated net charge-offs also reflected improvement, measuring 0.27 percent for the current quarter versus the 0.31 percent reported in the first quarter of 2004 and the 0.39 percent recorded on a linked quarter basis.

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CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	March 31		December 31
	2005	2004	2004	2003
Condensed statements of operations:
Interest income	$49,921	$41,449	$179,089	$164,416
Interest expense	14,118	11,219	47,496	49,490

Net interest income	35,803	30,230	131,593	114,926
Provision for loan losses	2,023	3,508	12,708	9,861
Noninterest income	4,573	4,138	19,252	20,087
Noninterest expense	26,474	23,564	97,787	86,952
Income before income taxes	12,575	7,306	41,415	37,415
Net income	$8,015	$4,416	$26,716	$23,380

Per share data:
Net income — basic	$0.55	$0.32	$1.88	$1.86
Net income — diluted	0.52	0.30	1.79	1.77
Book value at end of period	17.33	15.82	17.00	15.60
Common stock closing price at end of period	$30.25	$27.10	$35.22	$28.40
Common shares outstanding at end of period	14,921,000	14,093,000	14,829,000	14,028,000
Number of shares used to compute:
Basic earnings per share	14,648,000	13,795,000	14,183,000	12,602,000
Diluted earnings per share	15,413,000	14,632,000	14,891,000	13,175,000

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2005	2004	2004	2004	2004
Condensed statements of financial position:
Total assets	$3,215,193	$3,091,418	$3,058,425	$2,991,830	$2,867,800
Portfolio loans	2,759,444	2,692,904	2,608,701	2,511,505	2,346,978
Deposits	2,604,864	2,510,072	2,517,104	2,470,365	2,375,851
Stockholders’ equity	258,638	252,159	246,010	237,786	222,916
Total capital	$402,806	$392,524	$386,590	$377,053	$365,316

Key performance ratios:
Return on average assets	1.02%	1.03%	0.98%	0.94%	0.64%
Return on average equity	12.55%	12.55%	12.26%	11.91%	7.97%
Net interest margin	4.90%	4.95%	4.87%	4.73%	4.71%
Efficiency ratio	65.57%	64.75%	61.78%	64.61%	68.56%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.37%	1.40%	1.42%	1.40%	1.41%
Total nonperforming loans / portfolio loans	0.88%	1.06%	1.10%	1.06%	0.94%
Total nonperforming assets / total assets	0.93%	1.05%	1.06%	1.00%	1.01%
Net charge-offs (annualized) / average portfolio loans	0.27%	0.39%	0.26%	0.20%	0.31%
Allowance for loan losses / nonperforming loans	154.58%	131.97%	128.57%	132.59%	149.37%

Capital ratios:
Stockholders’ equity / total assets	8.04%	8.16%	8.04%	7.95%	7.77%
Total capital / total assets	12.53%	12.70%	12.64%	12.60%	12.74%

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as “expects”, “intends”, “believes” and “should” which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol’s results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31
	2005	2004
INTEREST INCOME:
Portfolio loans (including fees)	$48,237	$40,030
Loans held for resale	637	423
Taxable investment securities	235	530
Federal funds sold	621	292
Other	191	174

Total interest income	49,921	41,449
INTEREST EXPENSE:
Deposits	10,571	8,790
Debt obligations and other	3,547	2,429

Total interest expense	14,118	11,219

Net interest income	35,803	30,230
PROVISION FOR LOAN LOSSES	2,023	3,508

Net interest income after provision for loan losses	33,780	26,722
NONINTEREST INCOME:
Service charges on deposit accounts	1,011	1,083
Trust fee income	605	881
Fees from origination of non-portfolio residential mortgage loans	1,265	1,272
Gain (loss) on sale of investment securities available for sale	1	(444)
Other	1,691	1,346

Total noninterest income	4,573	4,138
NONINTEREST EXPENSE:
Salaries and employee benefits	17,217	15,387
Occupancy	2,300	2,133
Equipment rent, depreciation and maintenance	1,439	1,367
Other	5,518	4,677

Total noninterest expense	26,474	23,564

Income before income taxes and minority interest	11,879	7,296
Income taxes	4,560	2,890

Income before minority interest	7,319	4,406
Minority interest in net loss of consolidated subsidiaries	696	10

NET INCOME	$8,015	$4,416

NET INCOME PER SHARE
Basic	$0.55	$0.32

Diluted	$0.52	$0.30

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	March 31	December 31
	2005	2004
ASSETS

Cash and due from banks	$161,052	$123,969
Money market and interest-bearing deposits	13,273	10,745
Federal funds sold	115,114	96,390

Cash and cash equivalents	289,439	231,104
Loans held for resale	34,846	43,143
Investment securities:
Available for sale, carried at market value	28,807	28,172
Held for long-term investment, carried at amortized cost which approximates market value	15,327	14,191

Total investment securities	44,134	42,363

Portfolio loans:
Commercial	2,516,999	2,444,492
Real estate mortgage	171,728	177,204
Installment	70,717	71,208

Total portfolio loans	2,759,444	2,692,904
Less allowance for loan losses	(37,725)	(37,572)

Net portfolio loans	2,721,719	2,655,332
Premises and equipment	32,600	32,661
Accrued interest income	11,229	10,447
Goodwill and other intangibles	41,804	41,943
Other assets	39,422	34,425

TOTAL ASSETS	$3,215,193	$3,091,418

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Noninterest-bearing	$529,673	$503,902
Interest-bearing	2,075,191	2,006,170

Total deposits	2,604,864	2,510,072
Debt obligations:
Notes payable and short-term borrowings	187,142	172,534
Subordinated debentures	100,869	100,845

Total debt obligations	288,011	273,379
Accrued interest on deposits and other liabilities	20,381	16,288

Total liabilities	2,913,256	2,799,739

Minority interests in consolidated subsidiaries	43,299	39,520

STOCKHOLDERS’ EQUITY:
Common stock, no par value, 25,000,000 shares authorized; issued and outstanding:	197,113	196,271
Retained earnings	65,960	60,476
Market value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	(188)	(36)

	262,885	256,711
Less unearned compensation regarding restricted stock and other	(4,247)	(4,552)

Total stockholders’ equity	258,638	252,159

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,215,193	$3,091,418

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

     ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	2005	2004
Allowance for loan losses at January 1	$37,572	$31,404

Loans charged-off:
Commercial	(2,071)	(1,942)
Real estate mortgage	—	(2)
Installment	(252)	(55)

Total charge-offs	(2,323)	(1,999)

Recoveries:
Commercial	410	191
Real estate mortgage	—	—
Installment	43	15

Total recoveries	453	206

Net charge-offs	(1,870)	(1,793)
Additions to allowance charged to expense	2,023	3,508

Allowance for loan losses at March 31	$37,725	$33,119

Average total portfolio loans for period ended March 31	$2,726,965	$2,302,115

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.27%	0.31%

ASSET QUALITY (in thousands):

	March 31	Dec 31
	2005	2004
Nonaccrual loans:
Commercial	$16,886	$20,618
Real estate	1,149	2,396
Installment	749	195

Total nonaccrual loans	18,784	23,209

Past due (≥90 days) loans:
Commercial	4,372	3,529
Real estate	692	1,382
Installment	557	351

Total past due loans	5,621	5,262

Total nonperforming loans	$24,405	$28,471

Real estate owned and other repossessed assets	5,626	3,907

Total nonperforming assets	$30,031	$32,378

CAPITOL BANCORP LIMITED
Selected Supplement Data

EPS COMPUTATION COMPONENTS:

	Three Months Ended
	March 31
	2005	2004
Numerator—net income for the period	$8,015,000	$4,416,000

Denominator:
Weighted average number of common shares outstanding, excluding unvested shares of restricted common stock (denominator for basic earnings per share)	14,648,473	13,795,195
Weighted average number of unvested shares of restricted common stock outstanding	215,489	267,226
Effect of other dilutive securities—stock options	549,430	569,121

Denominator for diluted net income per share — Weighted average number of common shares and potential dilution	15,413,392	14,631,542

Number of antidilutive stock options excluded from diluted earnings per share computation	206,042	—

AVERAGE BALANCES (in thousands):

	Three Months Ended
	March 31
	2005	2004
Portfolio loans	$2,726,965	$2,302,115
Earning assets	2,919,989	2,567,296
Total assets	3,139,039	2,780,437
Deposits	2,542,356	2,311,287
Stockholders’ equity	255,363	221,496

About Capitol Bancorp Limited

Capitol Bancorp Limited is a $3.2 billion community bank development company, with 34 individual bank charters and bank operations in nine states. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital, mentors a community bank through its formative stages and manages its investments in its community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors composed of business leaders from the bank’s community. Capitol Bancorp Limited was founded in 1988 and has headquarters in Lansing, Michigan and Phoenix, Arizona.

Eastern Regions
Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Elkhart Community Bank	Elkhart, Indiana
Goshen Community Bank	Goshen, Indiana
Detroit Commerce Bank	Detroit, Michigan
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan
Southeast Region:
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta — LPO	Atlanta, Georgia
First Carolina State Bank	Rocky Mount, North Carolina

Western Regions
Southwest Region:
Arrowhead Community Bank	Glendale, Arizona
Bank of Las Vegas	Las Vegas, Nevada
Bank of Tucson	Tucson, Arizona
Black Mountain Community Bank	Henderson, Nevada
Camelback Community Bank	Phoenix, Arizona
Desert Community Bank	Las Vegas, Nevada
East Valley Community Bank	Chandler, Arizona
Mesa Bank	Mesa, Arizona
Red Rock Community Bank	Las Vegas, Nevada
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank — Dallas LPO	Dallas, Texas
Sunrise Bank — Houston LPO	Houston, Texas
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona
California Region:
Bank of Escondido	Escondido, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California